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                                                                    EXHIBIT 99.1

                                                                  March 19, 2001

Mr. Paul Locklin
Chairman & CEO
CIDCO, Inc.
220 Cochrane Circle
Morgan Hill, CA 95037

Mr. Richard Kent
Secretary of the Corporation
CIDCO, Inc.
220 Cochrane Circle
Morgan Hill, CA 95037

Dear Paul & Rick:

As we discussed today, effective Monday March 19, 2001, I must resign my position as a member of the CIDCO Board of Directors (and from any and all committees of the board on which I currently serve). My new responsibilities as a General Partner at Vanguard Ventures preclude me from devoting sufficient time to CIDCO to continue my board role. I've enjoyed our time together and wish you and CIDCO the best of fortune.

Regards,

/s/ DANIEL L. EILERS
------------------------
Daniel L. Eilers